EXHIBIT 23.3

Dear Sirs:

We hereby consent to the inclusion and reference of our report dated June 2011, titled “Mobert Property Review Report,” in the Registration Statement on Form S-1 to be filed by Cassidy Ventures Inc. with the United States Securities and Exchange Commission.

FLADGATE CONSULTING CORPORATION

By:	/s/ Caitlin L. Jeffs
Caitlin L. Jeffs, P.Geo

Dated the 15th day of September, 2011